                       NOTICE OF GUARANTEED DELIVERY FOR
                      PLANET HOLLYWOOD INTERNATIONAL, INC.

    This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Planet Hollywood International, Inc. (the "Company") made
pursuant to the Prospectu, dated       , 1998 (the "Prospectus"), and the
enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent (as defined) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to United States Trust Company of New York (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

      DELIVERY TO: UNITED STATES TRUST COMPANY OF NEW YORK, EXCHANGE AGENT

                  BY MAIL:                                 BY OVERNIGHT COURIER:
---------------------------------------------  ---------------------------------------------
         United States Trust Company                    United States Trust Company
                 of New York                                    of New York
                P.O. Box 844                             770 Broadway, 13th Floor
               Cooper Station                               New York, NY 10003
           New York, NY 10276-0844              Attn: Corporate Trust Operations Department
 (registered or certified mail recommended)


                  BY HAND:                                     BY FACSIMILE:
---------------------------------------------  ---------------------------------------------
         United States Trust Company                      Fax No. (212) 420-6152
                 of New York                         (For Eligible Institutions Only)
          111 Broadway, Lower Level                        Confirm by telephone:
             New York, NY 10006                        Telephone No. (800) 548-6565
       Attn: Corporate Trust Services

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Notes Tendered:        If Old Notes will be delivered by book-entry
$ ----------------------------------           transfer to The Depository Trust Company,
                                               provide account number.

Certificate Nos. (if available):

----------------------------------

Total Principal Amount Represented by Old
Notes Certificate(s):

$__________________________________  Account
Number_____________________________________